Exhibit T3A.2.53

DOMESTIC BUSINESS CORPORATION STATE OF MAINE ARTICLES OF MERGER LAVERDIERE’S ENTERPRISES
(Subsidiary, A Maine Corporation)

INTO

RITE AID OF MAINE, INC.
(Parent, A Maine Corporation)

Filing Fee $80.00

File No. 19730782 D Pages 4 File No. 19620088 D Fee Paid $ 80 DCN 2030171800033 MERG
FILED	EFFECTIVE
01/13/2003	01/13/2003

([ILLEGIBLE])
Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

Pursuant to 13-A MRSA §904. the undersigned corporation adopts the following Articles of Merger:

FIRST:

Rite Aid of Maine, Inc. herein referred to as the parent corporation, is a corporation organized under the laws of the State of Maine and owning at least 90% of the outstanding shares of each class of the common stock of Laverdiere’s Enterprises, a corporation organized under the laws of the State of Maine and herein referred to as the subsidiary corporation.

SECOND:	The plan of merger set forth in Exhibit A attached hereto was approved by the Board of Directors of the undersigned parent corporation as the surviving corporation in the manner prescribed by the Maine Business Corporation Act.

THIRD:	The number of outstanding shares of each class of the participating subsidiary corporation and the number of shares of each class owned by the parent, surviving corporation are as follows:

Name of Subsidiary Corporation	Number of Shares Outstanding	Designation of Class	Number and Per Cent of Shares Owned by Surviving Parent
Laverdiere’s Enterprises	1,973	Common	1,973 - 100%

FOURTH:	The date of the mailing to each shareholder of the subsidiary corporation of a copy of the plan of merger is N/A.

FIFTH:	Effective date of the merger (if other than date of filing of Articles) is date of filing.

(Not to exceed 60 days from date of filing of the Articles)

Authentication: 6253-068	- 1 -

SIXTH:	The address of the registered office of the surviving corporation in the State of Maine is
One Portland, Square, Portland, ME, 04101
(street, city, state and zip code)

The address of the registered office of the subsidiary corporation in the State of Maine is
6 Frankwood Drive Winslow, ME 04091
(street, city, state and zip code)

DATED 1/10/03		Rite Aid of Maine, Inc.
(surviving corporation)

	* By	/s/ Kevin Twomey

Kevin Twomey, President
(type or print name and capacity)

	* By	/s/ Robert B. Sari
(signature)

Robert B. Sari, Vice Pres. and Secretary
(type or print name and capacity)

NOTE: 13-A MRSA §904 does not allow amendments to the Articles of Incorporation.

* This document MUST be signed by

(1)	the Clerk OR

(2)	the President or a vice-pres. together with the Secretary or an ass’t. sec., or a 2nd certifying officer OR

(3)	if no such officers, then a majority of the Directors OR

(4)	if no such directors, then the Holders of a majority of all outstanding shares OR

(5)	the Holders of all of the outstanding shares.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ΜΕ 04333-0101
TEL. (207) 624-7740

FORM NO. MBCA-10B Rev. 4/16/2001

Authentication: 6253-068	- 2 -

EXHIBIT A

PLAN OF MERGER OF

LAVERDIERE’S ENTERPRISES

INTO

RITE AID OF MAINE, INC.

1. Merger. Rite Aid of Maine, Inc. is the record and equitable owner of all of the outstanding shares of the capital stock of LaVerdiere’s Enterprises and the directors of Rite Aid of Maine, Inc. and LaVerdiere’s Enterprises deem it to be in the best interest of each corporation that LaVerdiere’s Enterprises shall be merged with and into Rite Aid of Maine, Inc. according to the following Plan:

2. Parent and Surviving Corporation. Rite Aid of Maine, Inc.

3. Term and Conditions of Merger. LaVerdiere’s Enterprises shall be merged into Rite Aid of Maine, Inc. with the full statutory effect of a merger, all as provided in Title 13-A, M.R.S.A., Section 904, including the following:

(a)	The separate existence of LaVerdiere’s Enterprises shall cease.

(b)	The surviving corporation, Rite Aid of Maine, Inc., shall have all of the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a Maine corporation.

(c)	All property, real personal and mixed, and all debts due on whatever account and all other choses in action, and all and every other interest of or belonging to or due to each of the participating corporations shall be taken and deemed to be transferred to and vested in Rite Aid of Maine, Inc. without further act or deed. The title to any real estate, or any interest therein, vested in LaVerdiere’s Enterprises shall not revert or be in any way impaired by reason of such merger.

(d)	Rite Aid of Maine, Inc. shall be responsible and liable for all of the liabilities and obligations of LaVerdiere’s Enterprises and any claim existing or action or proceeding pending by or against LaVerdiere’s Enterprises may be prosecuted as if such merger had not taken place, or Rite Aid of Maine, Inc. may be substituted in its place. Neither the rights of creditors nor any liens upon the property of LaVerdiere’s Enterprises shall be impaired by such merger.

Authentication: 6253-068	- 3 -

(e)	The officers and directors of the surviving corporation, Rite Aid of Maine, Inc., shall remain unchanged.

(f)	The number of shares of capital stock of the surviving corporation shall remain unchanged.

(g)	The merger shall be effective as of the date of filing of the Articles of Merger.

4. Manner and Basis for Converting Shares of Each Corporation. The capital stock of LaVerdiere’s Enterprises shall be completely cancelled by the merger in exchange for its assets.

LAVERDIERE’S ENTERPRISES

By:	/s/ Kevin Twomey
Kevin Twomey
President

By:	/s/ Robert B. Sari
Robert B. Sari
Vice President and Secretary

RITE AID OF MAINE, INC.

By:	/s/ Kevin Twomey
Kevin Twomey
President

By:	/s/ Robert B. Sari
Robert B. Sari
Vice President and Secretary

Authentication: 6253-068	- 4 -

19730782 D 07 09 1992 1921921701002 LNME Fee Paid $35. C. B. Date JUL 13 1992	STATE OF MAINE ARTICLES OF AMENDMENT (Amendment by Shareholders Voting as One Class) Pursuant to 13-A MRSA §§805 and 807, the under-signed corporation adopts these Articles of Amendment:	For Use By The Secretary of State FILED July 9, 1992 /s/ [ILLEGIBLE] Deputy Secretary of State A True Copy When Attested By Signature Deputy Secretary of State

FIRST:	All outstanding shares were entitled to vote on the following amendment as one class.

SECOND:	The amendment set out in Exhibit A attached was adopted by the shareholders (Circle one) A. at a meeting legally called and held on, OR B. by unanimous written consent on May 27, 1992
THIRD:	Shares outstanding and entitled to vote and shares voted for and against said amendment were:

Number of Shares Outstanding and Entitled to Vote	NUMBER Voted For	NUMBER Voted Against
2	2	0

FOURTH:	If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH:	If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

The aggregate par value of all such shares (of all classes and series) having par value is $

The total number of all such shares (of all classes and series) without par value is                                             shares.

SIXTH:	Address of the registered office in Maine: 415 Congress Street, PO Box 4600 Portland, ME 04112
(street, city and zip code)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS	Wellby Super Drug Stores, Inc.
(Name of Corporation)

I certify that I have custody of the minutes showing the above action by the shareholders.	By*	/s/ Charles J. Slane V. P.
(signature)

/s/ [ILLEGIBLE]		Charles J. Slane V. P.
(signature of clerk, secretary or asst. secretary)		(type or print name and capacity)

	By*	/s/ [ILLEGIBLE]
(signature)

/s/ [ILLEGIBLE]
Dated: May 27, 1992		(type or print name and capacity)

*In addition to any certification of custody of minutes this document MUST be signed by (1) the Clerk OR (2) the President or a vice-president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the holders of all outstanding shares.

NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in §806, or because the articles so provide. For vote necessary for adoption see §805.

FORM NO. MBCA 9 Rev. 88	SUBMIT COMPLETED FORMS TO: Secretary of State, Station 101, Augusta, Maine 04333

(MAINE - 2328 - 5/10/89)

Authentication: 6253-068	- 5 -

EXHIBIT A

The Certificate of Incorporation of this corporation is amended by changing the Article thereof numbered “First” so that, as amended said Article shall be and read as follows:

First: The name of the operation is Rite Aid of Maine, Inc.

(MAINE - 2328)

Authentication: 6253-068	- 6 -

19730782 D 08 05 1976 1910000094066 AMEN Fee Paid $10.00 C. B. 79 Date 8-10-76	STATE OF MAINE ARTICLES OF AMENDMENT (Amendment by Shareholders Voting as One Class) OF WELLBY SUPER DRUG STORES, INC.	This Space For Use By Secretary of State MAINE SECRETARY OF STATE FILED August 5, 1976 /s/ [ILLEGIBLE] AGENT

Pursuant to 13-A MRSA §§805 and 807, the undersigned corporation adopts these Articles of Amendment.

FIRST: All outstanding shares of the corporation were entitled to vote on the following amendment as one class.

SECOND: The amendment to the Articles of Incorporation of the corporation set out in Exhibit A attached hereto was adopted by the shareholders thereof by unanimous consent June 30, 1976

THIRD: On said date, the number of shares outstanding and entitled to vote on such amendment, and the number of shares voted for and against said amendment, respectively, were as follows:

Number of Shares Outstanding and Entitled to Vote		Voted For	Voted Against
	3	3	0
Totals	3	3	0

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which the same shall be effected is contained in Exhibit B attached hereto, if it is not set forth in the amendment itself.

*FIFTH: If such amendment effects a change in the number or par values of authorized shares the number of shares which the corporation has authority to issue after giving effect to such amendment is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

The aggregate par value of all such shares (of all classes and series) having par value is $                                                  .

The total number of all such shares (of all classes and series) without par value is                                             shares.

Authentication: 6253-068	- 7 -

SIXTH: The address of the registered office of the corporation in the State of Maine is	Two Canal Plaza, Portland, Maine 04112
(street, city and zip code)

Dated: August 3, 1976

Legibly print or type name and capacity of all signers 13-A MRSA §104.	WELLBY SUPER DRUG STORES, INC. **
(name of corporation)

	By	/s/ Robert B. Williamson, Jr. - Clerk

Robert B. Williamson, Jr. - Clerk
(type or print name and capacity)

I certify that I have custody of the minutes showing the above action by the shareholders.	By

/s/ [ILLEGIBLE]		(type or print name and capacity)
[ILLEGIBLE]

NOTE:	This form should not be used if any class of shares entitled to vote as a separate class for any of the reasons set out in §806, or because the articles so provide. For vote necessary for adoption see §805.

EXHIBIT A

"VOTED:	That the Articles of Incorporation be amended to change the location of the Corporation from Portland, Maine to South Portland, Maine, and

FURTHER VOTED:	That the Clerk of the Corporation be and he hereby is authorized and directed to file Articles of Amendment with the Secretary of State of Maine setting forth such amendment to the Articles of Incorporation."

*	To be completed only if Exhibit A or B do not give this required information.

**	The name of the corporation should be typed, and the document must be signed by (1) the Clerk or (2) by the President or a vice-president and by the Secretary or an assistant secretary or such other officer as the bylaws may designate as a second certifying officer or (3) if there are no such officers, then by a majority of the directors or by such directors as may be designated by a majority of directors then in office or (4) if there are no such directors, then by the holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon or (5) by the holders of all of the outstanding shares of the corporation.

FORM NO. MBCA 9

Authentication: 6253-068	- 8 -

19730782 D 07 11 1974 1910000094067 AMEN Fee Paid $5.00 C. B. 17 Date 7-12-74	STATE OF MAINE ARTICLES OF AMENDMENT (Amendment by Shareholders Voting as One Class) OF WELLBY SUPER DRUG STORES, INC.	This Space For Use By Secretary of State MAINE SECRETARY OF STATE FILED July 11, 1974 /s/ [ILLEGIBLE] Secretary of State AGENT

Pursuant to 13-A MRSA §§805 and 807, the undersigned corporation adopts these Articles of Amendment.

FIRST: All outstanding shares of the corporation were entitled to vote on the following amendment as one class.

SECOND: The amendment to the Articles of Incorporation of the corporation set out in Exhibit A attached hereto was adopted by the shareholders thereof June 13, 1974

THIRD: On said date, the number of shares outstanding and entitled to vote on such amendment, and the number of shares voted for and against said amendment, respectively, were as follows:

Number of Shares Outstanding and Entitled to Vote		Voted For	Voted Against
	-3-	-3-	-0-
Totals	-3-	-3-	-0-

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which the same shall be effected is contained in Exhibit B attached hereto, if it is not set forth in the amendment itself.

*FIFTH: If such amendment effects a change in the number or par values of authorized shares the number of shares which the corporation has authority to issue after giving effect to such amendment is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

- not applicable -

The aggregate par value of all such shares (of all classes and series) having par value is $

The total number of all such shares (of all classes and series) without par value is                                                 shares.

Authentication: 6253-068	- 9 -

SIXTH: The address of the registered office of the corporation in the State of Maine is	Two Canal Plaza, Portland, Maine 04112
(street, city and zip code)

Dated:  July 10, 1974

Legibly print or type name and capacity of all signers 13-A MRSA §104.	WELLBY SUPER DRUG STORES, INC. **
(name of corporation)

	By	/s/ Robert B. Williamson, Jr.

Robert B. Williamson, Jr., Clerk
(type or print name and capacity)

I certify that I have custody of the minutes showing the above action by the shareholders.	By

Robert B. Williamson, Jr.
(Clerk,)		(type or print name and capacity)

NOTE:	This form should not be used if any class of shares entitled to vote as a separate class for any of the reasons set out in $806, or because the articles so provide. For vote necessary for adoption see §805.

Exhibit A

RESOLVED:	That the Articles of Incorporation be amended by deleting Section F of Exhibit A of the Articles which reads as follows:

"The Shareholders of this Corporation entitled to vote shall have the exclusive power to amend, repeal and to thereafter adopt new By-Laws for this Corporation generally, or to amend, repeal and there after adopt a particular By-Law or class of By-Laws of this Corporation. (§ 601)" and inserting nothing in place thereof.

*	To be completed only if Exhibit A or B do not give this required information.

**	The name of the corporation should be typed, and the document must be signed by (1) the Clerk or (2) by the President or a vice-president and by the Secretary or an assistant secretary or such other officer as the bylaws may designate as a second certifying officer or (3) if there are no such officers, then by a majority of the directors or by such directors as may be designated by a majority of directors then in office or (4) if there are no such directors, then by the holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon or (5) by the holders of all of the outstanding shares of the corporation.

FORM NO. MBCA-9

Authentication: 6253-068	- 10 -

19730782 D 01 29 1973 1910000094070 RESO Date 1-29-73	MAINE SECRETARY OF STATE FILED January 29, 1973 /s/ [ILLEGIBLE] AGENT

CERTIFICATE

I, ROBERT F. PRETI, of Cape Elizabeth in the County of Cumberland and State of Maine, do hereby certify that I am the duly elected and qualified Clerk of WELLBY SUPER DRUG STORES, INC. a Corporation organized and existing under the Laws of the State of Maine, and having a principal place of business at Portland in the County of Cumberland and State of Maine.

I further certify that at an Adjourned Meeting of the Board of Directors of said Corporation, held at my office at 443 Congress Street, Portland, Maine, on the eleventh day of January, 1973, at which meeting all of the members of said Board of Directors were present and voted, the following resolution was unanimously adopted:

VOTED: Pursuant to the provisions of Sec. 301 of MRSA, HANNAFORD BROS. CO., a Maine corporation, is hereby authorized to use, and to transact business under the trade name or "assumed name" WELLBY SUPER DRUG STORES, and further, shall be entitled to license or otherwise empower the use of said trade name or assumed name by one or more of its divisions or subsidiary corporations, whether or not such use is in conjunction with its true corporate name, provided only that HANNAFORD BROS. CO. and/or such subsidiary shall comply with Sec. 307, MRSA, relating to the filing of a statement with respect to such use.

Authentication: 6253-068	- 11 -

I further certify that James L. Moody, Jr. is the duly elected and qualified President of WELLBY SUPER DRUG STORES, INC. and John J. Russell is the duly elected and qualified Treasurer of WELLBY SUPER DRUG STORES, INC.

I further certify that the foregoing resolution is a true copy taken from the original records of the Corporation, is still in full force and effect and has not been repealed, rescinded or made void by any subsequent action of the Board of Directors.

/s/ [ILLEGIBLE]
Clerk

Dated: January 23, 1973

STATE OF MAINE
Cumberland, ss	January 23, 1973

Personally appeared the above named ROBERT F. PRETI and made oath that the foregoing statements by him subscribed are true and correct.

Before me,

/s/ [ILLEGIBLE]
Justice of the Peace

Registered Office:	443 Congress Street Portland, Maine

Authentication: 6253-068	- 12 -

Filing Fee $20.00 plus fee

19730782 D 01 12 1973 1910000094071 ARTI Fee Paid $10.&$20 C. B. Date 1-12-73	STATE OF MAINE ARTICLES OF INCORPORATION OF Wellby Super Drug Stores, Inc. (insert corporate name)	This Space For Use By Secretary of State MAINE SECRETARY OF STATE FILED January 12, 1973 /s/ [ILLEGIBLE] Secretary of State AGENT

Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST:	The name of the corporation is WELLBY SUPER DRUG STORES, INC. and it is located in the municipality of Portland, Maine

SECOND:	The name of its Clerk and the address of its registered office shall be:

Name	Robert F. Preti

Street & Number	443 Congress Street

City	Portland,	Maine	04111

THIRD:	("X" one box only)

☒	a.	The number of directors constituting the initial board of directors of the corporation is one, (See §703, 1. A.)
b.	If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Name	Address
Robert F. Preti	443 Congress Street
Portland, Maine 04111

☐	There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See §703, 1. B.)

FOURTH:	("X" one box only)

The board of directors is ☒ is not ☐ authorized to increase or decrease the number of directors.

If the board is so authorized, the minimum number, if any, shall be one*

* See Sec. I of Exhibit A Attached directors, (See $703, 1. A.) and the maximum number, if any, shall be nine directors.

Authentication: 6253-068	- 13 -

FIFTH:	("X" one box only)

☒	There shall be only one class of shares, viz, Common
(title of class)

Par value of each share (if none, so state) $100.00

Number of shares authorized 1,000

☐	There shall be two or more classes of shares

The information required by §403 concerning each such class is set out in Exhibit attached hereto and made a part hereof

SUMMARY

The aggregate par value of all authorized shares (of all classes) having a par value is $100,000.00

The total number of authorized shares (of all classes) without par value is no shares.

SIXTH:	("X” one box only)

Meetings of the shareholders may ☒ may not ☐ be held outside the State of Maine.

SEVENTH:	("X" if applicable) There are no preemptive rights. ☐

EIGHTH:	Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit A attached hereto, and made a part hereof.

Dated:	January 11, 1973

INCORPORATORS	RESIDENCE ADDRESSES

/s/ Robert F. Preti	Street	21 Sea View Avenue
Robert F. Preti		Cape Elizabeth, Maine 04107
(type or print name)	(city, state and zip code)

Street

(type or print name)	(city, state and zip code)

Street

(type or print name)	(city, state and zip code)

For Corporate Incorporators

By	Street

(type or print name and capacity)	(city, state and zip code)

Articles are to be executed as follows:

If a corporation is an incorporator (§402), the name of the corporation should he typed and signed on its behalf by an officer of the corporation. The address of the principal place of business of the incorporator corporation should be given. The articles of incorporation must he accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

FORM NO. MBCA 6-Rev. 72

Authentication: 6253-068	- 14 -

EXHIBIT A

(To Articles of Incorporation)

of

Wellby Super Drug Stores, Inc.

A. Without in any manner limiting all or any of the powers of this Corporation pursuant to Section 202, but rather, in addition thereto and in clarification and expansion thereof, this Corporation shall have the power to guarantee to others for full or less than full consideration therefor, the payment of and/or the performance of the debts, obligations, covenants, warranties or agreements of any of the subsidiary corporations and/or affiliated corporations of this Corporation, and/or any other corporation, partnership and/or individual in which this Corporation shall have an interest, or of which this Corporation shall be a supplier, customer, debtor, creditor, lessor, lessee, landlord, tenant, agent, principal, and/or party to covenant or indenture; excepting however that this power to so guarantee shall not be construed to permit or authorize this Corporation to engage in the business of a commercial surety or a commerical bonding company in and within the state of Maine. (§ 404)

B. The Board of Directors shall have the power and right to divide, and issue in series, any of the preferred or other special classes of the capital stock of this Corporation, now authorized, or hereafter authorized, and further, shall have the right and power to determine the relative rights and preferences as between different series. (§ 502)

Authentication: 6253-068	- 15 -

C. No shares of the capital stock of this Corporation which are preferred as to dividends shall be deemed cumulative preferred shares unless, and until, the Board of Directors of this Corporation by appropriate resolution shall determine otherwise. (§504)

D. This Corporation shall have the power and right to purchase its own shares to the extent of its unreserved and unrestricted capital surplus. (§ 518)

E. The Board of Directors of this Corporation shall have the power and authority to fix and determine the terms, the price at which, and the period within which one or more classes or series of shares of the capital stock of this Corporation may be redeemed, in whole or in part, provided only that such classes or series of shares are originally created and issued as redeemable with appropriate notice of such terms, price, period and conditions. (§519)

F. The Shareholders of this Corporation entitled to vote shall have the exclusive power to amend, repeal and to thereafter adopt new By-Laws for this Corporation generally, or to amend, repeal and thereafter adopt a particular By-Law or class of By-Laws of this Corporation. (§ 601)

Authentication: 6253-068	- 16 -

G. In addition to the pre-emptive rights of Shareholders of this Corporation pursuant to § 623 of Title 13-A, MRSA, each. Shareholder of voting stock of this Corporation shall have the right to acquire, in proportion to his holdings of shares of the same class (including securities, options and/or rights of this Corporation which carry with them voting rights or which would, if exercised, carry with them voting rights), such shares authorized, held or in any manner acquired by the Corporation or in which the Corporation has any right or interest, in the event of the proposed sale or exchange by the Corporation of such shares to the extent that they fall within the definition of, and have been next prior thereto held by or made subject to the persons or conditions described in subsections C, D, and E of § 623-5 of Title 13-A, MRSA.

H. During such time as this Corporation shall meet the definition of a "close" corporation, then the Shareholders of this Corporation shall have the power and right at any annual meeting or special meeting to adopt a resolution providing that (i) there shall no longer be a Board of Directors of the Corporation, (ii) thereafter, and until the Articles are otherwise amended, the Corporation shall not sell additional shares of the capital stock of the Company if to do so would result in there being more than twenty (20) persons holding, of record, capital stock of the Corporation, and (iii) the business of this Corporation shall be managed by the Shareholders rather than by a Board of Directors, as provided by §701 of Title 13-A, MRSA; provided only that at such meeting, said Shareholders shall have removed the entire Board of Directors then serving as Directors of this Corporation without electing successors thereto. (§ 701)

Authentication: 6253-068	- 17 -

I. The minimum number of Directors shall be not less than one Director for each Stockholder of the Corporation, unless there are four or more Stockholders of the Corporation. (§703)

J. Removal of Directors of this Corporation by resolution of Shareholders of this Corporation may be accomplished by the affirmative vote of not less than a majority of shares voting on the proposed removal. (§ 707)

K. The Board of Directors, by resolution, may designate from among its members an executive committee and other committees to which may be delegated the authority of the Board of Directors, but only to the extent permitted by § 713 of Title 13-A, MRSA. (§713)

L. The holders of at least fifty-one percent (51%) of the outstanding shares of the capital stock of this Corporation entitled to vote may dissolve this Corporation at will, provided only that this Corporation meets the definition of a "close corporation" at the time that such Shareholders act to so dissolve this Corporation. (§ 1114)

Authentication: 6253-068	- 18 -

19730782 D 11 29 1972

1910000093707 RESV

320222

STATE OF MAINE

APPLICATION FOR RESERVATION OF CORPORATE NAME

Fee Paid $5.00

C. B. .....

Date 11-29-72

This Space for Use By Secretary of State

MAINE
SECRETARY OF STATE
FILED

November 29, 1972

Joseph T. Edgar

Pursuant to 13-A MRSA §302 the undersigned hereby applies to the Secretary of the State of Maine to reserve the following corporate name: Wellby Super Drug Stores for a period of one hundred twenty days from the date of filing this application.

Name of applicant: Research Associates, Inc.

State whether individual, foreign or domestic corporation: domestic

Address of applicant: c/o Robert F. Preti, 443 Congress St., Portland, Me. 04111
(If a corporation, use address of principal or registered office indicating street, city, state and zip code)

Dated: November 22, 1972

Research Associates, Inc.
(applicant)

By [signature]
Robert F. Preti
President
(Type or print name and capacity)

By [signature]
Robert F. Preti
Secretary
(Type or print name and capacity)

*If the applicant is an individual, it is to be signed by the applicant.

If the applicant is a corporation:

FORM NO. MBCA-1

Authentication: 6253-068	- 19 -